EXECUTION COPY

P & S ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment Agreement”), dated as of October 24, 2005, is by and between CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, a national banking association (“Citibank (South Dakota)”), and FDS BANK (formerly FDS National Bank), a federal savings bank (“FDS Bank”).

All capitalized terms used herein and not defined herein have the meaning assigned thereto in the Pooling and Servicing Agreement (as defined in the Preliminary Statements).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to the Pooling and Servicing Agreement, dated as of December 15, 1992 (as amended, restated, supplemented or modified on or prior to the date hereof, the “Pooling and Servicing Agreement”), among Prime Receivables Corporation (“PRC”), as Transferor, FDS Bank, as servicer (the “Servicer”) and JPMorgan Chase Bank, National Association (as successor in interest to The Chase Manhattan Bank), as Trustee (in such capacity, the “Trustee”), the Prime Credit Card Master Trust (the “Trust”) was created;

WHEREAS, a Series of Certificates was issued and remains outstanding on the date hereof pursuant to the Series 2000-1 Supplement to the Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee, dated as of December 7, 2000 (the “Supplement”);

WHEREAS, Section 8.02 of the Pooling and Servicing Agreement permits the Servicer to transfer its properties and assets substantially as an entirety to any Person, so long as, among other conditions, the Person acquiring such properties and assets (or the Affiliate of such Person that is to assume the obligation of the Servicer following such transfer) is a corporation or banking association organized and existing under the laws of the United States of America or any State or the District of Columbia and such Person, or its designated Affiliate, expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement and the Supplement;

WHEREAS, pursuant to the Purchase, Sale and Servicing Transfer Agreement among Citibank, N.A., Federated Department Stores, Inc., FDS Bank and Prime II Receivables Corporation, FDS Bank has transferred its properties and assets substantially as an entirety (the “Transfer”) to Citibank, N.A. (or certain affiliates of Citibank, N.A., as Citibank, N.A. has designated);

WHEREAS, in connection with the Transfer, Citibank, N.A. has designated and FDS Bank as Servicer has agreed that Citibank (South Dakota) will accept and assume the performance of every covenant and obligation of FDS Bank as Servicer under the Pooling and Servicing Agreement and the Supplement;

WHEREAS, Citibank (South Dakota) is an Affiliate of Citibank, N.A. and is a national banking association organized under the laws of the United States of America;

WHEREAS, this Assignment Agreement is entered into in connection with the Transfer as an agreement supplemental to the Pooling and Servicing Agreement as described in Section 8.02 of the Pooling and Servicing Agreement.

NOW, THEREFORE, pursuant to the Pooling and Servicing Agreement, and in consideration of these premises, the parties hereto agree that:

ARTICLE I

Assignment and Assumption of FDS Bank’s Rights and Obligations

Section 1.1        Assignment of FDS Bank’s Rights and Assumption of FDS Bank’s Obligations as Servicer under the Pooling and Servicing Agreement.

(i)               Assignment of FDS Bank’s Rights as Servicer under the Pooling and Servicing Agreement. In connection with the Transfer, and to confirm that the following transfers and assumptions are accomplished in connection with the Transfer, FDS Bank hereby assigns to Citibank (South Dakota) all of FDS Bank's right, title and interest as Servicer under the Pooling and Servicing Agreement and the Supplement, including, without limitation, all of FDS Bank’s right, title and interest in any Investor Account (and amounts on deposit, or to be on deposit therein), any Series Account (and amounts on deposit, or to be on deposit therein) or any Collection received or to be received. FDS Bank, the Trustee, and PRC hereby affirm that Citibank (South Dakota) is the successor in interest to all of FDS Bank's right, title and interest as Servicer under the Pooling and Servicing Agreement and the Supplement.

(ii)             Assumption of Servicer’s Obligations. Citibank (South Dakota) hereby assumes and agrees to perform each and every covenant and obligation of FDS Bank, as Servicer, under the Pooling and Servicing Agreement and the Supplement. The Trustee and PRC hereby accept the assumption by Citibank (South Dakota) of the covenants and obligations of FDS Bank, as Servicer, under the Pooling and Servicing Agreement and the Supplement.

ARTICLE II

Representations, Warranties and Covenants

Section 2.1        Representations and Warranties of FDS Bank. FDS Bank hereby represents and warrants to Citibank (South Dakota) and PRC that FDS Bank, as Servicer is currently in compliance in all material respects with all of its obligations under the Pooling and Servicing Agreement and no Pay Out Event, Servicer Default, or event that with the giving of notice or lapse of time or both would become a Pay Out Event or Servicer Default has occurred and is continuing.

Section 2.2      Representations and Warranties of Citibank (South Dakota). Citibank (South Dakota) hereby represents and warrants to FDS Bank, the Trustee, on behalf of the Trust, and PRC that:

(i)              Organization and Good Standing. Citibank (South Dakota) is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii)             Affiliation. Citibank (South Dakota) is an Affiliate of Citibank, N.A.

Section 2.3        Covenants of FDS Bank and Citibank (South Dakota). Citibank (South Dakota) agrees to comply with all of the covenants of the Servicer as set forth in the Pooling and Servicing Agreement and the Supplement, and from and after the date of this Assignment Agreement, Citibank (South Dakota) and FDS Bank covenant to execute and deliver to PRC or to the Trustee, as applicable, such additional documents and instruments and to take such action, all without further consideration, as PRC or the Trustee shall reasonably request to effectuate the assignment, assumption and release provided for herein.

ARTICLE III

Miscellaneous Provisions

Section 3.1        Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 3.2        Ratification of Agreements. As amended and supplemented by this Assignment Agreement, the Pooling and Servicing Agreement and the Supplement are in all respects ratified and confirmed, and each such agreement, as amended and supplemented by this Assignment Agreement, shall be read, taken and construed as one and the same instrument.

Section 3.3        Counterparts. This Assignment Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 3.4        Governing Law. THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.5        Amendments. This Assignment Agreement may not be amended, supplemented or otherwise modified, and the terms of this Assignment Agreement may not be waived, except by a written instrument signed by all parties hereto. Any such amendment, supplement, modification or waiver shall not become effective until Citibank (South Dakota) has received written notice from the Rating Agencies that such amendment, supplement, modification or waiver will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding and delivery of such notice to the Trustee.

Section 3.6        Effectiveness. This Assignment Agreement shall become effective upon:

(i)           delivery by FDS Bank to the Trustee of the Officer’s Certificate required pursuant to Section 8.02(ii) of the Pooling and Servicing Agreement;

(ii)          delivery by Citibank (South Dakota) to the Trustee of the Opinion of Counsel required pursuant to Section 8.02(ii) of the Pooling and Servicing Agreement;

(iii)         delivery by FDS Bank to each Rating Agency of notice of the assignment and assumption effected hereby required pursuant to Section 8.02(iii) of the Pooling and Servicing Agreement; and

(iv)         receipt by FDS Bank, Citibank (South Dakota), the Trustee and PRC of counterparts of this Assignment Agreement duly executed by the parties hereto.

Section 3.7        Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (i) in the case of FDS Bank, 9111 Duke Boulevard, Mason, Ohio 45040-8999, Attention: Teresa Huxel, telecopy number (513) 573-2098, (ii) in the case of Citibank (South Dakota), 701 East 60th Street, North, Sioux Falls, South Dakota 57117, Attention: General Counsel, telecopy number: (605) 330-6745, (iii) in the case of the Trustee, to the Corporate Trust Office, or to telecopy number: (212) 623-5991 and (iv) in the case of PRC, to P.O. Box 6034, MC 1251, Room A, Sioux Falls, South Dakota 57117, Attention: President or, as to each party, such other address as shall be designated by such party in a written notice to each other party.

Section 3.8        Successors and Assigns. The obligations of any party under this Assignment Agreement, including any obligations assumed pursuant to this Assignment Agreement, may not be assigned without the prior written consent of all parties hereto other than in accordance with the Pooling and Servicing Agreement and the Supplement. Any such assignment shall not become effective until Citibank (South Dakota) has received written notice from the Rating Agencies that such assignment will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding and delivery of such notice to the Trustee. This Assignment Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, as assuming Servicer

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: Vice President and Chief Financial Officer

FDS BANK,
as assigning Servicer

By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

Acknowledged and Agreed to the

24 day of October, 2005:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Luiza Sinanian
Name: Luiza Sinanian
Title: Trust Officer

PRIME RECEIVABLES CORPORATION,
as Transferor

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: President

[Signature Page to P&S Assignment and Assumption Agreement]